SUBSCRIPTION AGENT AGREEMENT

This SUBSCRIPTION AGENT AGREEMENT (this "Agreement") is entered into as of April [•], 2013, by and between American Stock Transfer & Trust Company, LLC (the "Subscription Agent") and Star Bulk Carriers Corp. (the "Company").

1.
The Company is offering (the "Rights Offering") to the holders of shares of its common stock, par value $0.01 per share ("Common Stock"), on [•], 2013 (the "Record Date"), the right ("Rights") to subscribe for shares of Common Stock.  Except as set forth in Sections 8 and 9 below, Rights shall cease to be exercisable at 5:00 P.M., New York City time, on the expiration date set forth in the Prospectus or such other date of which the Company notifies the Subscription Agent orally and confirms in writing (the "Expiration Date").  One (1) Right is being issued for each share of Common Stock held on the Record Date.  For every one Right the holders receive, the holders will be entitled to purchase 2.5957 shares of Common Stock at a subscription price (the "Subscription Price") of $5.35 per share (the "Subscription Privilege").  Exercise of the Right(s) and payment in full of the Subscription Price are required to subscribe for shares of Common Stock.  Rights are evidenced by non-transferable subscription certificates in registered form ("Subscription Certificates").  No fractional shares of Common Stock will be issued. The Company has filed a Registration Statement on Form F-1

(File No. 333-            ) relating to the Rights Offering with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Registration Statement").  The terms of the Rights Offering are more fully described in the Prospectus (the "Prospectus") forming part of the Registration Statement as such Registration Statement may be declared effective by the Securities and Exchange Commission (the "SEC").  Promptly after the Record Date, the Agent, in its capacity as transfer agent, will generate a list of holders of Common Stock as of the Record Date (the "Record Shareholders List").

2.
The Subscription Agent is hereby appointed to affect the Rights Offering as set forth herein. The Subscription Agent may rely on, and shall be protected in acting upon, any certificate, instrument, opinion, representation, notice letter or other document delivered to it and believed by it to be genuine and to have been signed by the proper party or parties.

3.	Enclosed herewith are the following, the receipt of which the Subscription Agent acknowledges by its execution hereof:

(a)	a copy of the Prospectus;

(b)	the form of Subscription Certificate (with instructions); and

(c)	resolutions adopted by the board of directors of the Company in connection with the Rights Offering, certified by the secretary of the Company.

4.
As soon as is reasonably practical after the Registration Statement is declared effective by the SEC, and no later than one (1) business day following such date, the Subscription Agent shall mail or cause to be mailed or deliver (which delivery may be done electronically through the facilities of the Depository Trust Company ("DTC") or otherwise) to each holder listed on the Record Shareholders List a Subscription Certificate evidencing the Rights to which such holder is entitled, a Prospectus and an envelope addressed to the Subscription Agent.  [AST TO ADVISE] [Prior to mailing, the Company shall provide the Subscription Agent with blank Subscription Certificates which the Subscription Agent shall prepare and issue in the names of holders of Common Stock of record at the close of business on the Record Date and for the number of Rights to which they are entitled.]  The Company shall also provide the Subscription Agent with a sufficient number of copies of each of the documents to be mailed with the Subscription Certificates.

5.	Subscription Procedure.

(a)
Upon the Subscription Agent's receipt prior to 5:00 P.M., New York City time, on the Expiration Date (by mail or delivery) of (i) any Subscription Certificate completed and endorsed for exercise, as provided on the reverse side of the Subscription Certificate (except as provided in Section 8 hereof), and (ii) payment in full of the Subscription Price in U.S. funds by check, bank draft or money order payable at par (without deduction for bank service charges or otherwise) to the order of "American Stock Transfer & Trust Company, LLC" the Subscription Agent shall as soon as practicable after the Expiration Date, but after performing the procedures described in subsection (b) below, certificates representing the shares of Common Stock duly subscribed for pursuant to the Subscription Privilege and furnish a list of all such information to the Company.

(b)
As soon as practicable after the Expiration Date and in no event later than three (3) Business Days, the Subscription Agent shall calculate the number of shares of Common Stock to which each subscriber is entitled pursuant to the Subscription Privilege.

(c)
Funds received by the Subscription Agent pursuant to the Subscription Privilege shall be held by it in a segregated non-interest bearing account. Upon mailing certificates representing the securities and refunding subscribers for additional shares of Common Stock subscribed for but not allocated, if any, the Subscription Agent shall promptly remit to the Company all funds received in payment of the Subscription Price for shares of Common Stock issued in the Rights Offering. The Subscription Agent will not be obligated to calculate or pay interest to any holder or party.

6.
Until 5:00 P.M., New York City time, on the third Business Day prior to the Expiration Date, the Subscription Agent shall facilitate subdivision or transfers of Subscription Certificates by issuing new Subscription Certificates in accordance with the instructions set forth on the reverse side of the Subscription Certificates. As used herein, "Business Day" shall mean any day other than a Saturday, a Sunday,  or a day on which banking institutions in the State of New York and Athens, Greece are authorized or obligated by law or executive order to close.

7.
The Company shall have the absolute right to reject any defective exercise of Rights or to waive any defect in exercise. Unless requested to do so by the Company, the Subscription Agent shall not be under any duty to give notification to holders of Subscription Certificates of any defects or irregularities in subscriptions. Subscriptions will not be deemed to have been made until any such defects or irregularities have been cured or waived within such time as the Company shall determine. The Subscription Agent shall as soon as practicable return Subscription Certificates with the defects or irregularities which have not been cured or waived to the holder of the Rights. If any Subscription Certificate is alleged to have been lost, stolen or destroyed, the Subscription Agent should follow the same procedures followed for lost stock certificates representing Common Stock it uses in its capacity as transfer agent for the Company's Common Stock.

8.
The Subscription Agent shall deliver to the Company the exercised Subscription Certificates in accordance with written directions received from the Company and shall deliver to the subscribers who have duly exercised Rights at their registered addresses certificates representing the securities subscribed for as instructed on the reverse side of the Subscription Certificates.

9.
The Subscription Agent shall notify the Company, Oaktree Capital Management L.P. ("Oaktree") and Monarch Alternative Capital L.P. ("Monarch") on each Friday occurring prior to the Expiration Date and on each Business Day during the five (5) Business Days prior to the Expiration Date (or more frequently if reasonably requested by Oaktree or Monarch) of the aggregate number of Rights known by the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be, (a "daily notice"), which notice shall thereafter be confirmed in writing, of (i) the number of Rights exercised on the day covered by such daily notice, (ii) the number of Rights subject to guaranteed exercises on the day covered by such daily notice, (iii) the number of Rights for which defective exercises have been received on the day covered by such daily notice, and (iv) the cumulative total of the information set forth in clauses (i) through (iii) above.  At or before 5:00 P.M., New York City time, on the first Trading Day following the Expiration Date the Subscription Agent shall certify in writing to the Company the cumulative total through the Expiration Date of all the information set forth in clauses (i) through (iii) above. At or before 10:00 A.M., New York City time, on the fifth Nasdaq Global Select Market trading day ("Trading Day") following the Expiration Date, the Subscription Agent will execute and deliver to the Company a certificate setting forth the number of Rights exercised pursuant to a Notice of Guaranteed Delivery and as to which Subscription Certificates have been timely received. The Subscription Agent shall also maintain and update a listing of holders who have fully or partially exercised their Rights, holders who have transferred their Rights and their transferees, and holders who have not exercised their Rights.  The Subscription Agent shall provide the Company or its designees with such information compiled by the Subscription Agent pursuant to this Section 9 as any of them shall request.

10.
With respect to notices or instructions to be provided by the Company hereunder, the Subscription Agent may rely and act on any written instruction signed by any one or more of the following authorized officers or employees of the Company:

Name	Title
Spyros Capralos	Chief Executive Officer
Simos Spyrou	Chief Financial Officer
Georgia Mastagaki	In-house legal counsel
Seward & Kissel LLP	Outside legal counsel

11.
Whether or not the Rights Offering is consummated, the Company agrees to pay the Subscription Agent for services rendered hereunder, as set forth in the schedule attached to this Agreement.  The Rights Offering may be terminated by the Company in its sole discretion at any time prior to the Expiration Date.

12.
The Subscription Agent may employ or retain such agents (including but not limited to, vendors, advisors and subcontractors) as it reasonably requires to perform its duties and obligations hereunder; may pay reasonable remuneration for all services so performed by such agents; shall not be responsible for any misconduct on the part of such agents; and in the case of counsel, may rely on the written advice or opinion of such counsel, which shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Subscription Agent hereunder in good faith and in accordance with such advice or opinion.  Additionally, the Subscription Agent shall identify, report and deliver any unclaimed property and/or payments to all states and jurisdictions for the Company in accordance with applicable abandoned property law.  The Subscription Agent shall also provide information agent services to the Company on terms to be mutually agreed upon by the parties hereto.

13.
The Company hereby covenants and agrees to indemnify, reimburse and hold the Subscription Agent and its officers, directors, employees and agents harmless against any loss, liability or reasonable expense (including legal and other fees and expenses) incurred by the Subscription Agent arising out of or in connection with entering into this Agreement or the performance of its duties hereunder, except for such losses, liabilities or expenses incurred as a result of its gross negligence, bad faith or willful misconduct.  The Company shall not be liable under this indemnity with respect to any claim against the Subscription Agent unless the Company is notified of the written assertion of a claim against it, or of any action commenced against it, promptly and no later than five (5) Business Days after it shall have received any such written information as to the nature and basis of the claim; provided, however that failure by the Subscription Agent to provide such notice shall not relieve the Company of any liability hereunder if no prejudice occurs.

In no event shall the Subscription Agent have any liability for any incidental, special, statutory, indirect or consequential damages, or for any loss of profits, revenue, data or cost of cover.

All provisions regarding indemnification, liability and limits thereon shall survive the resignation or removal of the Subscription Agent or the termination of this Agreement.

14.
Any notice or communication by the Subscription Agent or the Company to the other is duly given if in writing and delivered in person or via first class mail (postage prepaid), or overnight air courier to the other's address.

If to the Company:

Star Bulk Carriers Corp.
c/o Star Bulk Management Inc.
40 Agiou Konstantinou Str.
Maroussi 15124, Athens, Greece
Attention: Spyros Capralos
Telephone: 011 30 210 617 8400

with a copy to:

Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Attention Robert E. Lustrin

Telephone: (212) 574-1420

If to the Subscription Agent:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attn: Corporate Actions
Tel: (718) 921-8200

with copy to:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attn: General Counsel
Tel: (718) 921-8200

The Subscription Agent and the Company may, by notice to the other, designate additional or different addresses for subsequent notices or communications.

15.
If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement between us to the full extent permitted by applicable law.

16.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law, and shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

17.
Neither this Agreement, nor any rights or obligations hereunder, may be assigned by either party without the written consent of the other party. However, the Subscription Agent may assign this Agreement or any rights granted hereunder, in whole or in part, either to affiliates, another division, subsidiaries or in connection with its reorganization or to successors of all or a majority of the Subscription Agent's assets or business without the prior written consent of the Company.

18.
No provision of this Agreement may be amended, modified or waived, except in writing signed by all of the parties hereto.  This Agreement may be executed in counterparts, each of which shall be for all purposes deemed an original, but all of which together shall constitute one and the same instrument.

19.
Nothing herein contained shall amend, replace or supersede any agreement between the Company and the Subscription Agent to act as the Company's transfer agent, which agreement shall remain of full force and effect.

[signature page follows]

This Subscription Agent Agreement has been executed by the parties hereto as of the date first written above.

STAR BULK CARRIERS CORP.

By:      ____________________________________
Name:
Title:

Agreed & Accepted:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:    __________________________________
Name:
Title:

Fee Schedule

Flat fee of $___________.
Plus reasonable out-of-pocket expenses.

Additional fee equal to 1/3rd (one-third) of the flat fee for each extension of the Rights Offering, plus reasonable out-of-pocket expenses associated with such extension.

The party below is responsible for payment of the fees:

Name: Star Bulk Carriers Corp.
Attention: Spyros Capralos
Address: c/o Star Bulk Management Inc.
Address: 40 Agiou Konstantinou Str.
Address: Maroussi 15124, Athens, Greece
Phone: 011 30 210 617 8400
Email: scapralos@starbulk.com

The fees quoted in this schedule apply to services ordinarily rendered by American Stock Transfer & Trust Company, LLC ("AST") as subscription agent and are subject to reasonable adjustment based on final review of documents, or when AST is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand.  Furthermore, the fees quoted in this schedule are based upon information provided to AST and are subject to change upon modification or supplementation of such information resulting in the provision of additional services by AST.  Services in addition to and not contemplated in this Agreement, including, but not limited to, document amendments and revisions, calculations, notices and reports, legal fees and unanticipated transaction costs (including charges for wire transfers, checks, internal transfers and securities transactions) will be billed as extraordinary expenses.

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